AMERICAN NATIONAL BANKSHARES INC.

                       628 Main Street
                        P. O. Box 191
                    Danville, Virginia  24543








                            NOTICE OF

                         ANNUAL MEETING

                               AND

                         PROXY STATEMENT







                        ANNUAL MEETING OF

                          SHAREHOLDERS

                           TO BE HELD

                         APRIL 23, 1996

                AMERICAN NATIONAL BANKSHARES INC.

                         628 Main Street
                       Post Office Box 191
                    Danville, Virginia 24543


            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    To be held April 23, 1996


NOTICE is hereby given that the Annual Meeting of Shareholders of American National Bankshares Inc. (the "Corporation") will be held as follows:

            Place:  Piedmont Room
                    Howard Johnson Hotel
                    100 Tower Drive
                    Danville, Virginia  24541

            Date:   April 23, 1996

            Time:   11:30 o'clock a.m.

THE ANNUAL MEETING IS BEING HELD FOR THE FOLLOWING PURPOSES:

     1. To elect four (4) directors of the Corporation to fill the vacancies created by the expiration of the terms of the Directors of Class III.

     2. To elect one (1) director of the Corporation to fill a vacancy in Class II.

     3. To elect one (1) director of the Corporation to fill a vacancy in Class I.

     4. To transact any other business that may properly come before the meeting or any adjournment thereof.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 15, 1996.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.




                              Sincerely,



                              Charles H. Majors, President
                              and Chief Executive Officer

Dated:  March 29, 1996

                AMERICAN NATIONAL BANKSHARES INC.

                         628 Main Street
                       Post Office Box 191
                    Danville, Virginia  24543

                         PROXY STATEMENT

                 Annual Meeting of Shareholders
                    To be held April 23, 1996

                          INTRODUCTION

     This Proxy Statement is furnished in conjunction with the solicitation by the Board of Directors of American National Bankshares Inc. (the "Corporation") of the accompanying proxy to be used at the Annual Meeting of Shareholders of the Corporation and at any adjournments thereof. The meeting will be held on Tuesday, April 23, 1996, at 11:30 a.m. in the Piedmont Room of the Howard Johnson Hotel, Danville, Virginia, for the purposes set forth below and in the Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxy, if such proxies are received in time and not revoked, will be voted at the Annual Meeting as set forth therein. Any shareholder may attend the Annual Meeting, revoke the proxy and vote in person.

               INFORMATION AS TO VOTING SECURITIES

     The Board of Directors has set March 15, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Shareholders of record on that date will be entitled to vote on the matters described herein. As of March 15, 1996, the Corporation had 1,627 shareholders of record. No one individual or entity owns directly and indirectly more than 5% of the outstanding Corporation Common Stock except Ambro and Company, the nominee name in which the Bank registers securities it holds in a fiduciary capacity, which held 702,834 shares (21.4292%) on March 15, 1996.

     The number of shares of common stock, there being no other class of stock, outstanding and entitled to vote at the Annual Shareholders' Meeting is 3,279,798. There are 702,834 shares held of record by Ambro and Company which amount represents 21.4292% of the outstanding securities, and only 315,097 of these shares may be voted by the existing co-fiduciaries. The remaining shares may not be voted by the Bank but co-fiduciaries may be qualified for the sole purpose of voting all or a portion of the shares at the Annual Meeting.


                        CUMULATIVE VOTING

     Shareholders of the Corporation shall not have cumulative voting rights.

                        VOTING OF PROXIES

     If the enclosed proxy is properly executed, dated, returned and not revoked, it will be voted in accordance with the specification made by the shareholder. If a specification is not made, it will be voted "FOR" the proposals set forth below and in the notice of Annual Meeting of Shareholders. Fred A. Blair, E. Budge Kent, Jr., Fred B. leggett, Jr. and Claude B. Owen, Jr., or any of them, will act as proxies on behalf of the Board of Directors.
                    EXPENSES OF SOLICITATION

     The Corporation will pay the cost of preparing, assembling and mailing this Proxy Statement and the enclosed material.
Proxies may also be solicited personally or by telephone by the Corporation and the Bank's officers without additional compensation.

                 PURPOSES OF THE ANNUAL MEETING

     As set forth in the Notice of Annual Meeting of Shareholders, the Board of Directors is seeking proxies in connection with the following proposals to be set forth before the shareholders:

     1. To elect four (4) directors of the Corporation to fill the vacancies created by the expiration of the terms of the Directors of Class III.

     2. To elect one (1) director of the Corporation to fill a vacancy in Class II.

     3. To elect one (1) director of the Corporation to fill a vacancy in Class I.

     4. To transact any other business that may properly come before the meeting or any adjournment thereof.

                      ELECTION OF DIRECTORS

Four Directors of Class III are to be elected at the Annual Meeting of Shareholders to serve until the Annual Meeting in 1999 and until their respective successors are duly elected and qualified. Management proposes that the four (4) nominees listed in this Proxy Statement as Directors of Class III be elected.

One Director of Class II is to be elected at the Annual Meeting of Shareholders to serve until the Annual Meeting in 1998 and until his successor is duly elected and qualified. Management proposes that H. Dan Davis be elected.

One Director of Class I is to be elected at the Annual Meeting of Shareholders to serve until the Annual Meeting in 1997 and until his successor is duly elected and qualified. Management proposes that Willie G. Barker, Jr. be elected.

     The nominees for whom the persons named as proxies intend to vote as directors, unless otherwise indicated on the form of proxy, and certain information with regard to their ownership of the common stock of the Corporation and memberships on various committees of the Board of Directors of the Corporation, are set forth below.

                           NOMINEES

     Directors of Class III to be elected for a term expiring in 1999

                                      Amount of Common Stock
                           Director   Owned Beneficially and
Name, Principal            of Bank    Nature of Ownership on      Percent
Occupation and (Age)       Since      March 15, 1996             of Class

Richard G. Barkhouser (65)   1980      82,412 - Direct (1)         2.5127
  President, Barkhouser                 7,260 - Family              .2214
  Motors, Inc., Danville,                       Relationship (4)
  VA, automobile
  dealership

B. Carrington Bidgood (71)   1975      11,000 - Direct (1)          .3354
  Retired Senior Vice                   1,200 - Family              .0366
  President, Dibrell                            Relationship (4)
  Brothers, Inc., Danville,
  VA, leaf tobacco & flowers

Lester A. Hudson, Jr. (56)   1984       4,902 - Direct (1)          .1495
  Chairman, H & E Associates,
  Greenville, SC, investments,
  since June, 1995; prior
  thereto
  Vice Chairman, Wunda
  Weve Carpets, Inc.,
  Greenville, SC, carpet
  manufacturer, since August, 1993;
  prior thereto
  Chairman, Wunda Weve
  Carpets, Inc., since
  Nov., 1991; prior
  thereto Chairman, President
  and Chief Executive Officer
  of Wunda Weve Carpets, Inc.

Charles H. Majors (50)       1981       3,328 - Direct (1)          .1015
  President and Chief                     560 - Family              .0171
  Executive Officer of                          Relationship (4)
  the Corporation and
  the Bank since
  January 1, 1994;
  prior thereto
  President of the Corporation
  and the Bank since January,
  1, 1993; prior thereto Clement
  & Wheatley, Attorneys-at-Law,
  Danville, VA

      Director of Class II to be elected for a term expiring in 1998

                                      Amount of Common Stock
                           Director   Owned Beneficially and
Name, Principal            of Bank    Nature of Ownership on      Percent
Occupation and (Age)       Since      March 15, 1996              of Class

H. Dan Davis (58)            1996      35,813 - Direct (1)(2)      1.0919
  Executive Vice President                457 - Family              .0139
  of the Corporation and                        Relationship (4)
  Senior Vice President of
  the Bank since March 19,
  1996; prior thereto,
  President and Chief
  Executive Officer of
  Mutual Savings Bank, F.S.B.
  since January 1, 1995; prior
  thereto, President and
  Chief Operations Officer
  of Mutual Savings Bank,
  F.S.B.

       Director of Class I to be elected for a term expiring in 1997


                                      Amount of Common Stock
                           Director   Owned Beneficially and
Name, Principal            of Bank    Nature of Ownership on      Percent
Occupation and (Age)       Since      March 15, 1996              of Class

Willie G. Barker, Jr. (58)   1996      14,100 - Direct (1)          .4299
  Consultant to DIMON
  Incorporated, Danville,
  VA, leaf tobacco & flowers
  since 1995; prior thereto,
  consultant to Dibrell
  Brothers, Incorporated,
  Danville, VA, leaf tobacco
  & flowers since June, 1993;
  prior thereto, President
  and Chief Operating Officer
  of Dibrell Brothers,
  Incorporated

DIRECTORS CONTINUING IN OFFICE

Directors of Class I to continue in office until 1997

                                      Amount of Common Stock
                           Director   Owned Beneficially and
Name, Principal            of Bank    Nature of Ownership on      Percent
Occupation and (Age)       Since      December 31, 1995           of Class

Ben J. Davenport, Jr. (53)   1992       3,168 - Direct (1)(2)       .0966
  Chairman, First
  Piedmont Corporation,
  Chatham, VA,
  waste  management

James A. Motley (67)         1975      10,838 - Direct (1)(2)       .3304
  Retired Chairman and Chief            3,310 - Family              .1009
  Executive Officer of                          Relationship (4)
  the Corporation and the
  Bank since January 1,
  1994; prior thereto
  Chairman and Chief
  Executive Officer of
  the Corporation and the
  Bank since January 1,
  1993; prior thereto
  President of the
  Corporation and the Bank

Landon R. Wyatt, Jr. (70)    1965       4,540 - Direct (1)          .1384
  President, Wyatt Buick               26,418 - Family              .8055
  Sales Co., Danville, VA,                      Relationship (4)
  automobile dealership

Directors of Class II to continue in office until 1998
Fred A. Blair (49)           1992       1,492 - Direct (1)          .0455
  President, Blair                        225 - Family              .0069
  Construction, Inc.,                           Relationship (3)
  Gretna, VA, commercial
  building contractor

E. Budge Kent, Jr. (57)      1979       6,687 - Direct (1)          .2039
  Senior Vice President &                 491 - Family              .0150
  Assistant Secretary of                        Relationship (4)
  the Corporation and
  Senior Vice President &
  Trust Officer of the
  Bank

Fred B. Leggett, Jr. (59)    1994       8,304 - Direct (1)(2)       .2532
  Executive Vice President,
  Belk-Leggett Co.,
  Incorporated, Danville,
  VA, retail department
  store, since March 7,
  1996; prior thereto,
  Chairman and Chief
  Executive Officer,
  Leggett Stores,
  Danville, VA, retail
  department stores, since
  December, 1994; prior
  thereto, Executive Vice
  President, Leggett Stores

Claude B. Owen, Jr. (50)     1984       5,416 - Direct (1)          .1651
  Chairman & Chief                      2,100 - Family              .0640
  Executive Officer of                          Relationship (4)
  DIMON Incorporated,
  Danville, VA, leaf
  tobacco & flowers, since
  May, 1995; prior
  thereto,
  Chairman, President &
  Chief Executive Officer,
  Dibrell Brothers, Inc.,
  Danville, VA, leaf
  tobacco & flowers,
  since July, 1993;
  prior thereto,
  Chairman & Chief Executive
  Officer, Dibrell Brothers,
  Inc.





All executive officers and directors,   214,112 - Direct (1)(2)    6.5282
including nominees and directors         42,321 - Family           1.2904
named above (16 in group)                         Relationship (3)(4)


   (1) Individual exercises sole voting and investment power over shares held.

   (2)  Shared voting and investment power.

   (3)  Sole voting and investment power as custodian for minor children.

   (4)  Can exercise no voting or investment power.
        All of the above nominees and directors have been engaged in the occupations listed during the last five years.

        There exists no family relationship between any director or nominee.

        Mr. Owen and Mr. Barker are directors of DIMON Incorporated. Mr. Owen is a director of Richfood Holdings Inc. Mr. Hudson is a director of American Electric Power Company, Inc. Mr. Motley and Mr. Davenport are directors of Intertape Polymer Group Inc. The stock of these corporations is registered with the Securities and Exchange Commission.

EXECUTIVE OFFICERS

   Mr. Charles H. Majors, Mr. H. Dan Davis and and Mr. E. Budge Kent, Jr., together with the three senior vice presidents listed below, are the executive officers of the Corporation and the Bank.




                                                Principal Occupation and
Name                              Age           Business Experience

David Hyler                        63           Senior Vice President and
                                                Secretary & Treasurer of
                                                the Corporation and Senior
                                                Vice President and
                                                Chief Financial
                                                Officer of the Bank;
                                                Officer of the   Bank since
                                                1969

Gilmer D. Jefferson                58           Senior Vice President and
                                                Assistant Treasurer of the
                                                Corporation and Senior Vice
                                                President and Cashier of
                                                the Bank; Officer of the
                                                Bank since 1963

Carl T. Yeatts                     57           Senior Vice President of
                                                the Corporation and
                                                Senior Vice President and
                                                Senior Loan Officer of the
                                                Bank; Officer of the
                                                Bank since 1964

All executive officers serve one-year terms of office.


BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

   The Board of Directors held 14 Board Meetings during the year 1995. These meetings were either the Corporation Board Meetings and/or the Bank Board Meetings. In addition to meeting as a group to review the Corporation and Bank's business, certain members of the Board are appointed to serve on various standing committees. Among those committees are the Audit Committee, Salary Committee and Directors' Nominating Committee. All incumbent directors attended more than 75% of the aggregate of all meetings of the Board of Directors and Committees on which they served.

        Audit Committee. The Audit Committee, which currently consists of Messrs. Blair, Davenport and Motley, reviews significant audit and accounting principles, policies and practices, meets with the Corporation and Bank's independent auditors to discuss the results of their annual audit and reviews the performance of the internal auditing functions. The Audit Committee held three meetings in 1995.

        Salary Committee. The Salary Committee currently consists of Messrs. Barkhouser, Bidgood, Hudson and Leggett. The Salary Committee makes recommendations to the Board of Directors for officers' compensation and promotions, directors' fees and related personnel matters. The Salary Committee held two meetings in 1995.

        Directors' Nominating Committee. The Committee's function is to search for potential qualified directors, to review the qualifications of potential directors as suggested by Directors, Management, Shareholders and others, and to make recommendations to the entire Board for nominations of such individuals to the shareholders. A shareholder may recommend nominees for director by writing to the President of the Corporation and providing the proposed nominee's full name, address, qualifications and other relevant biographical information. Members of the present committee are Messrs. Barkhouser, Owen and Wyatt. The Directors' Nominating Committee held one meeting in 1995.

        REPORT OF SALARY COMMITTEE ON EXECUTIVE COMPENSATION

     The Salary Committee of the Board of Directors, which is composed of four independent outside directors, is responsible for making recommendations to the Board of Directors concerning compensation. The Salary Committee considers a variety of factors and criteria in arriving at its recommendations for compensation of executive officers.

     In making its recommendations regarding compensation, the Committee attempts to align the interests of the shareholders with those of the Bank's executive officers. The Committee believes that increases in dividends and net equity improve shareholder market value and, accordingly, compensation should be structured to enhance the long-term profitability of the Bank.

     Officer compensation generally consists of salary and participation in the Bank's profit sharing plan. A description of the profit sharing plan is included below in Note (2) under Executive Compensation. Certain key executive officers are eligible to participate in the Executive Compensation Continuation Plan described below under "Deferred Compensation Plan". All compensation is paid by the Bank and no officer receives any additional compensation from the Corporation. There are no stock options offered to employees.

     In considering officer compensation (other than the Chief Executive Officer), the Committee receives and considers recommendations from the Chief Executive Officer. The Committee conducts an annual evaluation of the performance and effectiveness of the Chief Executive Officer. The Chief Executive Officer's compensation then is determined by the Committee after consideration of the Bank's performance and the resulting benefit to the shareholders.

                                 Salary Committee,

                                 Richard G. Barkhouser
                                 B. Carrington Bidgood
                                 Lester A. Hudson, Jr.
                                 Fred B. Leggett, Jr.


                          OTHER INFORMATION

Comparative Company Performance
     The following graph compares American National Bankshares Inc.'s cumulative total return to its shareholders with the returns of two indexes for the five-year period ended December 31, 1995.
The two indexes are the S & P 500 Total Return published by Standard & Poor's Corporation and the Independent Community Bank Index, consisting of 21 independent banks located in the states of Florida, Georgia, North Carolina, South Carolina, Tennessee and Virginia.
The Independent Community Bank Index is published by the Carson
Medlin Company.






Five Year Performance Index
                                           1990     1991     1992     1993     1994     1995
AMERICAN NATIONAL BANKSHARES INC.           100      116      186      211      227      219
INDEPENDENT BANK INDEX                      100      111      152      188      225      299
S&P 500 INDEX                               100      131      141      155      157      215









                                                     Executive Compensation

                            Annual Compensation                 Long-Term Compensation

                                                               Awards         Payouts

Name and                                   Other      Restricted   Stock     Long-Term      All
Principal                         Bonus    Annual       Stock      Options/   Incentive     Other
Position         Year  Salary(1)   (2)  Compensation   Awards       SARs      Payouts     Comp.(3)
Charles H.       1995  118,665   27,479     N/A         N/A          N/A        N/A        28,780
Majors           1994  108,140   23,095     N/A         N/A          N/A        N/A        41,437
President        1993  100,641   19,426     N/A         N/A          N/A        N/A        11,907
& Chief
Executive
Officer
(effective
January 1,
1994)

 ____________________________________

(1)  Includes salary deferrals contributed by the employee to the 401(k)
Plan.

(2)  Includes matching contributions to the 401(k) Plan made by the Bank.
Also includes payments   in cash of profit-sharing (bonus)
participations.  In 1995, the profit-sharing (bonus) plan   provided that
an amount equal to 12.5% of the Bank's net income (after    taxes, but
before    deducting profit sharing and its related tax effect), less the
Bank's 401(k) contributions,  be paid to officers and employees who are
in the Bank's employ on December 31, 1995.   The  total expense for the
plan for the year 1995 amounted to $543,309.
(3)  All Other Compensation includes amounts set aside or accrued by the
Bank for the Retirement       Plan and Executive Compensation
Continuation Plan.


(4)  The Bank provided life insurance and disability insurance benefits
for all full-time   officers and employees and hospitalization insurance
for such individuals on a contributory basis and the aggregate of personal benefits paid for by the Bank for all such individuals did not exceed $5,000 each in 1995.

(5)  In 1995, each non-officer director received a monthly retainer fee
of $500 and attendance   fees of $100 for each regular Board meeting and
$400 for each Committee meeting attended.    The aggregate total amount
paid for the year 1995 was $104,600. Non-officer directors are excluded from the Bank's retirement plan and, therefore, do not qualify for
pension   benefits.

Retirement Plan. The Bank's retirement plan is a non-contributory defined benefit pension plan which covers substantially all employees of the Bank who are 21 years of age or older and who have had at least one year of service. Advanced funding is accomplished by using the actuarial cost method known as the collective aggregate cost method.

As of December 31, 1995, the normal retirement benefit formula was 1.3% per year of service times compensation plus .65% per year of service times compensation in excess of social security covered compensation.
At normal retirement, the monthly benefit is calculated based on any consecutive five-year period which will produce the highest average rate of basic monthly compensation. Bonuses are not included in the definition of compensation. Cash benefits under the plan generally commence on retirement at age 65, death, or termination of employment.

Partial vesting of the retirement benefits under the plan occurs after three years of service and full vesting occurs after seven years of service with the Bank.

The estimated annual benefits at retirement for the five executive officers as of December 31, 1995 are as follows:


                                             Estimated Annual Benefit
Name of Individual                                 at Retirement


Charles H. Majors                                      $ 35,118
President and
Chief Executive
Officer

E. Budge Kent, Jr.,                                      41,785
Senior Vice President
and Asst. Secretary

Carl T. Yeatts,                                          39,015
Senior Vice President

Gilmer D. Jefferson,                                     37,357
Senior Vice President
and Asst. Treasurer

David Hyler,                                             34,501
Senior Vice President
and Secretary & Treasurer                              ________

                                                       $187,776

Deferred Compensation Plan. The Board of Directors of the Bank adopted the Executive Compensation Continuation Plan, a non-contributory deferred compensation plan, in 1982. Under the plan, certain key executives who, in the opinion of the Directors, are making substantial contributions to the overall growth and success of the Bank and who must be retained in order to expand and continue satisfactory long term growth are eligible to receive benefits afforded by the plan.

Under agreements with eligible key executives pursuant to this plan, if any such executive dies or retires while employed by the Bank, such executive or his designated beneficiary will receive annual payments commencing at death or retirement and continuing for a period of 10 years. Charles H. Majors is entitled to an annual benefit of $50,000 under the plan. E. Budge Kent, Jr., Gilmer D. Jefferson, Carl T. Yeatts and David Hyler are entitled to an annual benefit of $25,000 each under the plan and the current executive officers as a group (5) are entitled to annual benefits of $150,000 under the plan. Premiums in the aggregate amount of $22,942 were paid in 1995.

401(k) Plan. Effective July 1, 1995, the Bank adopted a 401(k) Plan which covers substantially all full-time employees who are 21 years of age or older and who have had at least one year of service. An employee may defer a portion of his or her salary, not to exceed the lesser of 15% of compensation or $9,240. The Bank will make a matching contribution in the amount of 50% of the first 6.0% of compensation so deferred.

            Indebtedness of and Transactions with Management

      Some of the directors and officers of the Corporation and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of the Bank's business during 1995. All loans and commitments to loan included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the Bank, do not involve more than a normal risk of collectibility or present other unfavorable features.

     During the year 1995, the highest aggregate amount of outstanding loans, direct and indirect, to the directors and officers was $14,566,974 or 43% of equity capital and this peak amount occurred on September 30, 1995.

                     Independent Public Accountants

     The Board of Directors of the Corporation, pursuant to the recommendation of its Audit Committee, selected Arthur Andersen, L.L.P., independent public accountants, to audit the financial statements of the Corporation and the Bank for the year 1995. Arthur Andersen, L.L.P. was first engaged by the Bank in 1978 as its independent public accountant.

     A representative of Arthur Andersen, L.L.P. will be present at the shareholders' meeting and this representative will have an opportunity to make a statement if he so desires. He will be available to respond to appropriate questions.

                          Shareholder Proposals

     Any shareholder proposal intended to be presented at next year's Annual Meeting must be received at the principal office of the Corporation (Post Office Box 191, Danville, Virginia 24543) for inclusion in the proxy statement for the 1997 annual meeting not later than January 2, 1997. The proposals should be mailed to the Corporation by Certified Return Receipt Requested mail.

                             Other Business
     The Board of Directors knows of no other matters which may properly be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgement on such matters.

                              Annual Report

     The Annual Report for the year ended December 31, 1995 accompanies this Proxy Statement.

     A copy of the Corporation's Annual report to the Securities and Exchange Commission on Form 10-K may be obtained without charge by any beneficial owner of the Corporation's Common Stock upon written request to Charles H. Majors, President and Chief Executive Officer, American National Bankshares Inc., P. O. Box 191, Danville, Virginia 24543.

                                   By Order of the Board of Directors



                                          Charles H. Majors
                                          President and Chief
                                          Executive Officer

March 29, 1996
                                        12